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                                                                    Exhibit 10.5

                              AMENDED AND RESTATED
                              CONSULTING AGREEMENT

          AMENDED AND RESTATED CONSULTING AGREEMENT (the "Agreement") dated as of December 18, 1999 and amended and restated as of February 4, 2000, by and between PS GROUP, INC., a Delaware corporation (the "Company"), and Johanna Unger ("Consultant").

          WHEREAS, PS Group Holdings, Inc., a Delaware corporation, Heritage Air Holdings Statutory Trust, a Connecticut statutory trust ("Parent"), and PSG Acquisition, Inc., a Delaware corporation ("Merger Sub"), entered into an Agreement and Plan of Merger, dated as of December 18, 1999 (the "Merger Agreement"), pursuant to which Merger Sub shall merge with and into the Company (the "Merger");

          WHEREAS, in connection with the Merger and with the approval of the board of directors of the Company, the parties entered into a Consulting Agreement dated December 18, 1999 (the "Original Agreement"); and

          WHEREAS, the Company and Consultant now desire to amend and restate the Original Agreement in its entirety to be effective at the Effective Time (as defined in the Merger Agreement).

          NOW, THEREFORE, in consideration of the mutual covenants in this Agreement, the parties agree as follows:

          1.  Consulting Services.  The Company agrees to engage the services of
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Consultant and Consultant agrees to provide such services on the terms and conditions set forth below.

          2.  Term. Subject to Section 8, the term of this Agreement (the
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"Term") shall be one year from the Effective Time; provided, however, that the
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Term may be extended from time to time by a written instrument signed by both parties. In the event that the Merger Agreement is terminated pursuant to its terms or Consultant does not continue her services as an employee of the Company during the period from the date hereof until the Effective Time, this Agreement shall be null and void.

          3.  Responsibilities of Consultant. During the Term, Consultant shall
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provide such consulting and advisory services relating to the Company and its subsidiaries and affiliates as may be reasonably requested by Parent or the Company from time to time. In addition, Consultant shall assist Lawrence A.
Guske in taking over
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the various duties performed by Consultant for the Company, its subsidiaries and affiliates prior to the Effective Time. Such services shall not be required to be performed by Consultant for more than 25 hours per week. Consultant shall carry out such duties in a competent and efficient manner.

          4.  Compensation. (a) As consideration for her consulting and advisory
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services hereunder, Consultant shall be paid $150.00 for each hour during which such consulting and advisory services are performed (documented to the reasonable satisfaction of the Company). Such amounts shall be payable in accordance with the Company's normal payroll practices.

          (b) Any amounts paid to Consultant pursuant to this Agreement shall be subject to any deductions or withholdings required by law.

          5.  Benefits. (a) Except as provided below and subject to the terms
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thereof, Consultant shall continue to participate in those employee benefit plans maintained by the Company (other than the 401(k) plan) and in which she is participating immediately prior to the date hereof; provided, however, that this Agreement shall not prohibit the Company from modifying or replacing any such plan with a plan that provides substantially similar benefits.

          (b) Benefit accruals with respect to Consultant under the Retirement Plan for Corporate Officers of PSA, Inc. and Participating Subsidiaries, dated March 12, 1984, shall cease as of the Effective Time. Benefit accruals with respect to Consultant under the vacation policy of the Company shall cease as of the Effective Time.

          6.  Allowances. During the Term, Consultant shall be entitled to a
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tuition allowance of $14,000.

          7.  Confidentiality. Consultant agrees that she will not use for her
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own benefit or disclose to any third party, either during the Term or thereafter, any confidential information or data concerning the business or customers of the Company, Parent or any of their respective subsidiaries or affiliates acquired at any time while employed or rendering services to the Company or any of its subsidiaries or affiliates, or any of their respective predecessors or successors. Consultant's obligations under this covenant, and any liability for failure to satisfy these obligations, shall survive any termination of this Agreement.

          8.  Termination. In addition to the termination provisions of the
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second sentence of Section 2, this Agreement shall terminate under the following circumstances:

          (a) This Agreement shall automatically terminate upon the death, Disability, or resignation of Consultant. For purposes of this Agreement,

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     "Disability" means a physical or mental disability or infirmity of
     Consultant, as determined by a physician of recognized standing selected by the Company, that prevents (or in the opinion of such physician, is reasonably expected to prevent) the normal performance of Consultant's duties with the Company for any continuous period of 180 days, or for 180 days during any one twelve-month period.

          (b) The Company may terminate this Agreement for Cause (as defined below). For purposes of this Agreement, "Cause" means (i) commission by Consultant of a significant act of dishonesty, deceit or breach of fiduciary duty in the performance of her duties hereunder; (ii) the gross neglect or willful failure of Consultant to perform her duties hereunder;
     (iii) any act by Consultant which reflects materially and adversely upon the Company, Parent or any of their respective subsidiaries or affiliates; or (iv) any material breach by Consultant of this Agreement.

          9.  Effect of Termination. If this Agreement is terminated on account
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of Consultant's death, Disability or resignation or by the Company for Cause, the Company shall cease to have any obligations hereunder; provided, however, that such termination shall not affect Consultant's obligations under Section 7 or the entitlement of Consultant or her heirs to any death, disability or retirement payments to which they may be entitled as of the date of termination under any employee benefit plans maintained by the Company.

          10. Entire Agreement. This Agreement constitutes the entire agreement
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between the parties concerning the subject matter hereof, and supersedes, at the
Effective Time, all other written, oral or implied agreements between the parties, including, without limitation, (i) the Employment Agreement dated as of April 18, 1988 between the Company and Consultant, as amended from time to time, and (ii) any agreement, arrangement or understanding providing for severance or "change of control" benefits or payments; provided however, this Agreement shall have no effect with respect to the Separation Agreement dated as of December 18, 1999 between the Company and Consultant. This Agreement may be modified or amended only by a writing signed by both parties.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              PS GROUP, INC.


                              By: /s/ Charles E. Rickershauser, Jr.
                                  ---------------------------------
                                  Name:  Charles E. Rickershauser, Jr.
                                  Title:  Chief Executive Officer


                              CONSULTANT

                              /s/ Johanna Unger
                              -----------------
                              Johanna Unger

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